SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 14


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       8,101
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                       4,043
        Class C                                                       1,811
        Class R                                                         112
        Investor Class                                                2,837
        Institutional Class                                           5,353

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                     $ 15.64
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                                                     $ 15.00
        Class C                                                     $ 14.99
        Class R                                                     $ 15.50
        Investor Class                                              $ 15.67
        Institutional Class                                         $ 15.82